                                    AMENDED

                                      AND

                                    RESTATED

                                     BYLAWS

                                       OF

                              CDS CONSULTING CORP.

                            Adopted: January 27, 1999

                                     AMENDED
                                      AND
                                    RESTATED
                                     BYLAWS
                                       OF
                              CDS CONSULTING CORP.

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----


ARTICLE 1 - OFFICES AND FISCAL YEAR ........................................ 1
  Section 1.1. Registered Office ........................................... 1
  Section 1.2. Other offices ............................................... 1
  Section 1.3. Fiscal Year ................................................. 1

ARTICLE 2 - MEETINGS OF SHAREHOLDERS ....................................... 1
  Section 2.1. Place of Meetings ........................................... 1
  Section 2.2. Annual Meetings ............................................. 1
  Section 2.3. Special Meetings ............................................ 1
  Section 2.4. Notice of Meetings .......................................... 1
  Section 2.5. Record Date ................................................. 2
  Section 2.6. Informal Action ............................................. 2
  Section 2.7. Notice for Nominations and Proposals ........................ 2
  Section 2.8. Telephone Participation in Meetings ......................... 4
  Section 2.9. Quorum; Adjournments ........................................ 4
  Section 2.10. Action by Shareholders ..................................... 4

ARTICLE 3 - DIRECTORS ...................................................... 4
  Section 3.1. Powers of Board of Directors ................................ 4
  Section 3.2. Number, Election, and Term of Office ........................ 5
  Section 3.3. Vacancies ................................................... 5
  Section 3.4. Meetings of Directors ....................................... 5
  Section 3.5. Informal Action ............................................. 5
  Section 3.6. Telephone Participation in Meetings ......................... 6

ARTICLE 4 - OFFICERS ....................................................... 6
  Section 4.1. Enumeration ................................................. 6
  Section 4.2. President ................................................... 6
  Section 4.3. Vice President .............................................. 6
  Section 4.4. Secretary ................................................... 6
  Section 4.5. Treasurer ................................................... 6
  Section 4.6. Other Officers and Assistant Officers........................ 7
  Section 4.7. Term and Compensation ....................................... 7

ARTICLE 5 - DIRECTORS' LIABILITY .............. . .......................... 7
  Section 5.1. Directors' Personal Liability ............................... 7
  Section 5.2. Preservation of Rights ...................................... 7

ARTICLE 6 - INDEMNIFICATION ................................................ 7
  Section 6.1. Mandatory Indemnification of Directors and Officers ......... 7
  Section 6.2. Mandatory Advancement of Expenses to Directors and Officers.. 8
  Section 6.3. Permissive Indemnification and Advancement of Expenses ...... 8
  Section 6.4. Scope of Indemnification .................................... 8
  Section 6.5. Insurance ................................................... 8
  Section 6.6. Funding to Meet Indemnification Obligations ................. 9
  Section 6.7. Miscellaneous ............................................... 9
  Section 6.8. Definition of Corporation ................................... 9
  Section 6.9. Definition of Authorized Representative ..................... 9

ARTICLE 7 - SHARES OF CAPITAL STOCK ........................................10
  Section 7.1. Issuance of Shares ..........................................10
  Section 7.2. Share Certificates ..........................................10
  Section 7.3. Transfer of Shares  .........................................10
  Section 7.4. Lost, Stolen, Destroyed, or Mutilated Certificates ..........10
  Section 7.5. Regulations .................................................10
  Section 7.6. Holders of Record ...........................................10

ARTICLE 8 - GENERAL PROVISIONS .............................................10
  Section 8.1. Corporate Seal ..............................................10
  Section 8.2. Written Notice ..............................................11
  Section 8.3. Waiver of Notice ............................................11
  Section 8.4. Authorization ...............................................11
  Section 8.5. Financial Statements ........................................11
  Section 8.6. Effect of Bylaws ............................................11

ARTICLE 9 AMENDMENTS .......................................................11
  Section 9.1. By the Board of Directors ...................................11
  Section 9.2. By the Shareholders .........................................11
  Section 9.3. Effective Date ..............................................11

                                     AMENDED
                                      AND
                                    RESTATED
                                     BYLAWS
                                       OF
                              CDS CONSULTING CORP.

                              --------------------

                       ARTICLE 1 - OFFICES AND FISCAL YEAR

     Section 1.1. Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be at 111 Technology Drive, RIDC Park West, Pittsburgh, PA 15275, until otherwise established by an amendment of the Articles of Incorporation or by the Board of Directors and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

     Section 1.2. Other Offices. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

     Section 1.3. Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors as they may from time to time designate.

                      ARTICLE 2 - MEETINGS OF SHAREHOLDERS

     Section 2.1. Place of Meetings. Meetings of the shareholders shall be held at such place within or without the Commonwealth of Pennsylvania as shall be specified from time to time by the Board of Directors.

     Section 2.2. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year at such time as shall be specified by the Board of Directors.

     Section 2.3. Annual Meetings. Special meetings may be called at any time by the President or the Chairman of the Board of Directors.

     Section 2.4. Notice of Meetings. A written notice specifying the place, day, and hour of each meeting and, in the case of a special meeting, the general nature of the business to be transacted shall be given by, or at the direction of, the Secretary or other person authorized to call such meeting to each shareholder of record entitled to vote at such meeting, at least twenty (20) days prior to the day named for the meeting, unless a greater period of time is required by law in a particular case.

     Section 2.5. Record Date. The Board of Directors may fix a time prior to the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting. Except in the case of an adjourned meeting, the record date shall be not more than sixty (60) days prior to the date of the meeting of the shareholders. Only shareholders of record on the record date shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after the record date. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. If a record date is not fixed by the Board of Directors: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and (ii) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.

     Section 2.6. Informal Action. Any action required or permitted to be taken at a meeting of the shareholders may be taken: (i) without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the Secretary of the Corporation; or (ii) without a meeting upon the written consent of the shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. In the latter instance, the consents shall be filed with the Secretary of the Corporation and the actions shall not become effective until at least ten
(10) days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

     Section 2.7. Notice for Nominations and Proposals. Nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors or a committee thereof, or (b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 2.7 shall be provided for use at the annual meeting.

Nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.7. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal offices of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Corporation. Such shareholder's notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, and (ii) the principal occupation or employment of such person; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the number of shares of Corporation stock which are beneficially owned by such shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.7. Such shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and, to the extent known, any other shareholders known by such shareholder to be supporting such proposal, (c) the number of shares of the Corporation stock which are beneficially owned by the shareholder on the date of such shareholder notice and, to the extent known, by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal (other than interests which all shareholders would have).

The Board of Directors may reject any nomination by a shareholder or shareholder proposal not timely made in accordance with the requirements of this Section
2.7. If the Board of Directors, or a designated committee thereof, determined that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section 2.7 in any respect, the Secretary of the Corporation shall notify such shareholder of the deficiency in the notice. The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the shareholder, as the or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determined that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section 2.7 in any respect, then the Board of Directors may reject such shareholder's nomination or proposal. The Secretary of the Corporation shall notify a shareholder in writing whether such shareholder's nomination or proposal has been made in accordance with the time and informational requirements of this Section 2.7. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations or proposals by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of this Section 2.7. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of this Section 2.7, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of this Section 2.7, the presiding shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.

     Section 2.8. Telephone Participation in Meetings. One or more persons may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 2.9. Quorum; Adjournments. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of the shareholders shall be required in order to constitute a quorum for the purposes of consideration and action on the matter. Adjournments of any meeting of the shareholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected; and those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors.

     Section 2.10. Action by Shareholders. Except as otherwise required by law or by the Articles of Incorporation or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of the shareholders by the holders of shares entitled to vote thereon. However, unless otherwise provided in a Bylaw adopted by the shareholders, whenever the Bylaws require a specific number or percentage of votes in order for the shareholders to take any action, the provision of the Bylaws setting forth that requirement shall not be amended or repealed by any lesser number or percentage of votes. For the purposes of these Bylaws, the term "cast" does not include recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a matter, whether or not the person entitled to vote characterizes the conduct as voting or casting a vote. In an election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

                             ARTICLE 3 - DIRECTORS

     Section 3.1. Powers of Board of Directors. Except as otherwise provided by statute, the Articles of Incorporation or a Bylaw adopted by the shareholders, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

     Section 3.2. Number, Election, and Term of Office. The Board of Directors shall consist of such number of directors, not less than four (4) nor more than nine (9), as the Board of Directors shall determine from time to time. Directors need not be shareholders of the Corporation. The directors shall be divided into three (3) classes, designated Class 1, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. Class I directors shall serve for a term ending upon the annual meeting of shareholders held in 1999, Class II directors shall serve for a term ending upon the annual meeting of shareholders held in 2000 and Class III directors shall serve for a term ending upon the annual meeting of shareholders held in 2001. At each succeeding annual meeting of shareholders beginning with the annual meeting of shareholders held in 1999, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of shareholders, it shall be held at any adjournment thereof or a special meeting.

     Section 3.3. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board of Directors though less than a quorum, or by a sole remaining director. Each person so selected shall be a director to serve for the balance of the unexpired term. Upon the occurrence of a vacancy, other than a vacancy resulting from an increase in the number of directors, the size of the Board shall be automatically reduced (but not to fewer than four (4) directors) to eliminate such vacancy. The election of a director by the Board of Directors shall automatically increase the size of the Board to the number of directors that will be in office after giving effect to such election (but not to more than nine (9) directors).

     Section 3.4. Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time appoint. Five (5) days' notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called at any time by the President or any director upon two (2) days' written or oral notice to each director. A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     Section 3.5. Informal Action. Any action which may be taken at a meeting of the directors, or at a meeting of the members of a committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors or members of such committee (as the case may be) in office shall be filed with the Secretary of the Corporation.

     Section 3.6. Telephone Participation in Meetings. One or more directors may participate in a meeting of the Board of Directors, or of a committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                              ARTICLE 4 - OFFICERS

     Section 4.1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President; such number of Vice Presidents (if any) as the Board of Directors shall elect from time to time, a Secretary, a Treasurer, and such other officers and assistant officers (if any) as the Board of Directors shall elect from time to time. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the shareholders and shall have such powers and perform such duties as shall be prescribed from time to time by the Board of Directors. Any two or more offices may be held by the same person.

     Section 4.2. President. The President shall be the chief executive officer of the Corporation and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the President shall preside at meetings of the Board of Directors and of the shareholders.

     Section 4.3. Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the President's absence or inability to act. Each Vice President shall also have such other powers and perform such other duties as shall be prescribed from time to time by the Board of Directors or the President.

     Section 4.4. Secretary. The Secretary shall keep a record of the minutes of the proceedings of meetings of the shareholders and of the Board of Directors, and shall give notice of all such meetings as required by statute or these Bylaws. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall be prescribed from time to time by, or pursuant to authority delegated by, the Board of Directors.

     Section 4.5. Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall be prescribed from time to time by, or pursuant to authority delegated by, the Board of Directors.

     Section 4.6. Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during such officer's absence or inability to act.

     Section 4.7. Term and Compensation. Each officer or assistant officer shall serve at the pleasure of the Board of Directors. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers and assistant officers shall be fixed by, or pursuant to authority delegated by, the Board Directors from time to time.

                        ARTICLE 5 - DIRECTORS' LIABILITY

     Section 5.1. Directors' Personal Liability. A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by Section 1713 of the Business Corporation Law of 1988 or any successor statute as in effect at the time of the alleged action or failure to take action by such director.

     Section 5.2. Preservation of Rights. Any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article. The rights conferred by this Article shall continue as to any person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person.

                          ARTICLE 6 - INDEMNIFICATION

     Section 6.1. Mandatory Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law (including but not limited to the indemnification provided by Chapter 17, Subchapter D, of the Business Corporation Law of 1988), each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding.

     Section 6.2. Mandatory Advancement of Expenses to Directors and Officers. The Corporation shall pay all expenses (including attorneys' fees and disbursements) incurred by a director or officer (including a former director or officer) referred to in Section 6.1 hereof in defending or appearing as a witness in any action or proceeding described in Section 6.1 hereof in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as provided in Section 6.4 hereof.

     Section 6.3. Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or was or is otherwise involved in, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding. The Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his or her participation in an action or proceeding referred to in this Section 6.3 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as provided in Section 6.4 hereof.

     Section 6.4. Scope of Indemnification. Indemnification under this Article shall not be made by the Corporation in any case where a court determines that the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by Chapter 17, Subchapter D, of the Business Corporation Law of 1988 or any successor statute as in effect at the time of such alleged action or failure to take action.

     Section 6.5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was an authorized representative of the Corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

     Section 6.6. Funding to Meet Indemnification Obligations. The Board of Directors, without approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article. The Corporation may, in lieu of or in addition to the purchase and maintenance of insurance referred to in Section 6.5 hereof, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article or otherwise.

     Section 6.7. Miscellaneous. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person. Indemnification and advancement of expenses under this Article shall be provided whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

     Section 6.8. Definition of Corporation. For purposes of this Article, references to "the Corporation" shall include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that (i) any person who is or was an authorized representative of a constituent, surviving or new corporation shall stand in the same position under the provisions of this Article with respect to the surviving or new corporation as such person would if he or she had served the surviving or new corporation in the same capacity and (ii) any person who is or was an authorized representative of the Corporation shall stand in the same position under the provisions of this Article with respect to the surviving or new corporation as such person would with respect to the Corporation if its separate existence had continued.

     Section 6.9. Definition of Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

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                       ARTICLE 7 - SHARES OF CAPITAL STOCK


     Section 7.1. Issuance of Shares. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such shares, or options or other rights to purchase such shares or securities, may be issued or granted in accordance with authority granted by resolution of the Board of Directors from time to time.

     Section 7.2. Share Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted from time to time by the Board of Directors, shall be signed by the President or a Vice President and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

     Section 7.3. Transfer of Shares. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

     Section 7.4. Lost, Stolen, Destroyed or Mutilated Certificates. New share certificates, to replace share certificates which have been lost, stolen, destroyed, or mutilated, may be issued upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors may determine from time to time.

     Section 7.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

     Section 7.6. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as may be otherwise required by the laws of the Commonwealth of Pennsylvania.

                         ARTICLE 8 - GENERAL PROVISIONS


     Section 8.1. Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall determine from time to time.

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     Section 8.2. Written Notice. Whenever written notice is required to be given to any person by statute, the Articles of Incorporation or these Bylaws, it may be given to the person by any means permitted by Section 1702 of the Business Corporation Law of 1988 or any successor statute, and shall be deemed to have been given at the time specified in said Section.

     Section 8.3. Waiver of Notice. Whenever notice is required to be given to any person by statute, the Articles of Incorporation or these Bylaws, the giving of the notice may be waived in the manner and with the effect specified in
Section 1705 of the Business Corporation Law of 1988 or any successor statute.

     Section 8.4. Authorization. All checks, notes, mortgages, evidences of indebtedness, vouchers, warrants, drafts, acceptances and other orders for the payment of moneys of the Corporation, contracts and other documents, and assignments or endorsements thereof, shall be signed by the President or such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

     Section 8.5. Financial Statements. Except as otherwise agreed between the Corporation and a shareholder in accordance with Section 1554(b) of the Business Corporation Law of 1988, the Corporation shall furnish annual financial statements to its shareholders in accordance with Section 1554(a) of the Business Corporation Law of 1988 or any successor statute. The financial statements may but need not be audited or reviewed by a public accountant.

     Section 8.6. Effect of Bylaws. No provision of these Bylaws shall vest any property right in any shareholder.

                             ARTICLE 9 - AMENDMENTS

     Section 9.1. By the Board of Directors. The authority to adopt, amend and repeal Bylaws of the Corporation is vested in the Board of Directors, subject to the power of the shareholders to change such action. The foregoing authority of the Board of Directors may be exercised whether or not the shareholders have previously adopted, amended or repealed the same or any other Bylaw, but, subsequent to the initial organization meeting of the Board of Directors, such authority may not be exercised with respect to any subject that is committed expressly to the shareholders by the provisions of the Business Corporation Law of 1988 or any successor statute.

     Section 9.2. By the Shareholders. In the case of a meeting of the shareholders to take action with respect to the Bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of Bylaws, and a copy of the proposed amendment or a summary of the changes to be effected thereby shall be included in or enclosed with the notice.

     Section 9.3. Effective Date. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

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                    AMENDMENT TO BYLAWS ADOPTED JUNE 28, 1999



     Section 3.2. Number, Election, and Term of Office. The Board of Directors shall consist of such number of directors, not less than two (2) nor more than nine (9), as the Board of Directors shall determine from time to time. Directors need not be shareholders of the Corporation. The directors may be divided into three (3) classes, designated Class I, Class II and Class III. If the directors are divided into three (3) classes the following provisions shall apply: (i) each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors; (ii) Class I directors shall serve for a term ending upon the annual meeting of shareholders held in 1999, Class II directors shall serve for a term ending upon the annual meeting of shareholders held in 2000 and Class III directors shall serve for a term ending upon the annual meeting of shareholders held in 2001;
(iii) at each succeeding annual meeting of shareholders beginning with the annual meeting of shareholders held in 1999, successors to the class of directors whose term expires at such annual meeting shall be elected for a three-year term; and (iv) if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office, and except as otherwise required by law. In the event such election is not held at an annual meeting of shareholders, it shall be held at any adjournment thereof or a special meeting.




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                   AMENDMENT TO BYLAWS ADOPTED AUGUST 20, 1999

     Section 3.4. Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time appoint. Five (5) days' notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called at any time by the President, the holders of 20% of the Company's Series B Preferred Stock or any two directors upon two (2) days' written or oral notice to each director. A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.